Exhibit 99.1

News Release | October 13, 2026 Wells Fargo Reports Third Quarter 2026 Net Income of $6.0 billion, or $1.87 per Diluted Share

Company-wide Financial Summary

	Quarter ended
	Sep 30, 2026	Sep 30, 2025
Selected Income Statement Data ($ in millions except per share amounts)
Total revenue	$21,870	21,436
Noninterest expense	13,743	13,846
Provision for credit losses[1]	1,029	681
Net income	5,951	5,589
Diluted earnings per common share	1.87	1.66
Selected Balance Sheet Data ($ in billions)
Average loans	$1,033.4	928.7
Average deposits	1,482.9	1,339.9
CET1[2]	10.0%	11.0
Performance Metrics
ROE[3]	13.8%	12.8
ROTCE[4]	16.3	15.2

Operating Segments and Other Highlights

	Quarter ended	Sep 30, 2026 % Change from
($ in billions)	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Average loans
Consumer Banking and Lending	$342.1	1%	4
Commercial Banking	240.5	1	10
Corporate and Investment Banking	353.4	(2)	19
Wealth and Investment Management	95.4	5	16
Average deposits
Consumer Banking and Lending	825.1	—	2
Commercial Banking	198.9	5	16
Corporate and Investment Banking	248.1	6	22
Wealth and Investment Management	108.7	(1)	9
Capital
◦Repurchased 28.6 million shares, or $2.5 billion, of common stock in third quarter 2026

Chairman and Chief Executive Officer Charlie Scharf commented, “Our third quarter results reflect broad-based growth, higher earnings, and stronger returns. Diluted earnings per share increased to $1.87 in the third quarter, up 13% from a year ago. Our ROTCE[4] increased from 14.7% during the first nine months of 2025 to 16.2% during the same period this year and 16.3% in the third quarter. Both average loans and average deposits increased 11% from a year ago.”
“Wealth and Investment Management revenue grew 12% versus a year ago, Commercial Banking grew 6%, Consumer Banking and Lending grew 5%, and Corporate and Investment Banking revenue increased 3%. These increases were partially offset by lower revenue from our venture capital investments and lower lease income following the sale of our rail car leasing business in the first quarter,” Scharf added.
“Key growth metrics across our businesses showed continued strength. In the quarter we had continued growth in consumer primary checking accounts, opened more than 660,000 new credit card accounts, and auto originations increased 15% from a year ago. Wealth and Investment Management client assets grew 11%, investment banking and markets fees from Commercial Banking clients grew 25%, and within Corporate and Investment Banking, overall Banking revenue increased 8%, including M&A revenue increasing 30% and both equity capital markets and investment grade underwriting fees increasing 33%. While Markets revenue was relatively stable from a year ago, equities revenue grew 21%,” Scharf continued.
“Expenses declined from a year ago even though revenue-related expenses increased 15%. Expense savings have funded much of the investments that are making the company stronger, improving our capabilities, and positioning us for continued future growth,” Scharf continued.
“While economic uncertainty exists and consumer sentiment remains mixed, our data shows that our consumer and business customers are doing well. Consumers are spending more, loan delinquencies are low, and deposit and investment balances have grown. Businesses continue to have strong balance sheets and losses remain low. While higher interest rates, higher oil prices and persistent inflation create risks to the economy, strong positive forces such as the investment in AI infrastructure, high employment levels and consistent wage growth continue to outweigh the risks,” Scharf added.
“I’m proud of the Wells Fargo team and we will continue to remain vigilant about risk as we build for the long term,” Scharf concluded.

Endnotes are presented on page 9.

Financial results reported in this document are preliminary. Final financial results and other disclosures will be reported in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2026, and may differ materially from the results and disclosures in this document due to, among other things, the completion of final review procedures, the occurrence of subsequent events, or the discovery of additional information.
Selected Company-wide Financial Information

	Quarter ended			Sep 30, 2026 % Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
Earnings ($ in millions except per share amounts)
Net interest income	$12,517	12,317	11,950	2%	5
Noninterest income	9,353	10,305	9,486	(9)	(1)
Total revenue	21,870	22,622	21,436	(3)	2
Net charge-offs	983	883	954	11	3
Change in the allowance for credit losses	46	31	(273)	48	117
Provision for credit losses[1]	1,029	914	681	13	51
Noninterest expense	13,743	13,661	13,846	1	(1)
Income tax expense	1,161	1,402	1,300	(17)	(11)

Wells Fargo net income	$5,951	6,407	5,589	(7)	6
Diluted earnings per common share	1.87	2.00	1.66	(6)	13

Balance Sheet Data (average) ($ in billions)
Loans	$1,033.4	1,026.5	928.7	1	11
Deposits	1,482.9	1,465.6	1,339.9	1	11
Assets	2,243.5	2,227.9	2,010.2	1	12

Financial Ratios
Return on assets (ROA)	1.05%	1.15	1.10
Return on equity (ROE)	13.8	15.0	12.8
Return on average tangible common equity (ROTCE)[2]	16.3	17.7	15.2
Efficiency ratio[3]	63	60	65
Net interest margin on a taxable-equivalent basis	2.43	2.43	2.61
Third Quarter 2026 vs. Third Quarter 2025
◦Net interest income increased 5%, driven by higher loan and investment securities balances, the impact of lower interest rates and balance sheet growth in our Markets business, and fixed rate asset repricing, partially offset by the impact of lower interest rates on floating rate assets, higher deposit costs reflecting growth in interest-bearing commercial deposits, and a modest decline in noninterest-bearing deposits
◦Noninterest income decreased 1%, as higher investment advisory fees, deposit-related fees, investment banking fees, and card fees, were more than offset by lower trading gains, lower lease income related to the first quarter 2026 sale of our rail car leasing business, lower equity gains reflecting lower results from our venture capital investments, as well as lower mortgage banking income
◦Noninterest expense decreased 1%, driven by the impact of efficiency initiatives, including an 8% reduction in headcount, lower severance expense, and lower lease expense, partially offset by higher revenue-related compensation expense reflecting improved performance and an increase in technology and equipment expense. Third quarter 2025 included $296 million of severance expense
◦Provision for credit losses in third quarter 2026 included an increase in the allowance for credit losses, reflecting a higher allowance for commercial and industrial loans and auto loans driven by higher loan balances, partially offset by a lower allowance for commercial real estate loans
◦Income tax expense in third quarter 2026 included $170 million of discrete tax benefits related to the resolution of prior period matters

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Selected Company-wide Capital and Liquidity Information

		Quarter ended
($ in billions)	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Capital:
Total equity	$177.9	182.3	183.0
Common stockholders’ equity	158.8	165.0	164.7
Tangible common equity[1]	133.4	139.7	139.1
Common Equity Tier 1 (CET1) ratio[2]	10.0%	10.3	11.0
Total loss absorbing capacity (TLAC) ratio[3]	23.0	22.8	24.6
Supplementary Leverage Ratio (SLR)[4]	5.7	5.8	6.4

Liquidity:
Liquidity Coverage Ratio (LCR)[5]	122%	119	121

Selected Company-wide Loan Credit Information

		Quarter ended
($ in millions)	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025
Net loan charge-offs	$983	876	942
Net loan charge-offs as a % of average total loans (annualized)	0.38%	0.34	0.40

Total nonaccrual loans	$7,060	7,643	7,614
As a % of total loans	0.67%	0.74	0.81
Total nonperforming assets	$7,359	7,944	7,832
As a % of total loans	0.70%	0.77	0.83

Allowance for credit losses for loans	$14,458	14,407	14,311
As a % of total loans	1.38%	1.40	1.52
Third Quarter 2026 vs. Second Quarter 2026
◦Commercial net loan charge-offs as a percentage of average loans were 0.18% (annualized), up from 0.10%, driven by higher commercial real estate and commercial and industrial net loan charge-offs. The consumer net loan charge-off rate decreased to 0.70% (annualized), reflecting solid performance across all consumer portfolios
◦Nonperforming assets were down $585 million, driven by lower commercial real estate nonaccrual loans. Nonperforming assets as a percentage of total loans were 0.70%, down from 0.77%

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Operating Segment Performance

Consumer Banking and Lending offers diversified financial products and services for consumers and small businesses. These financial products and services include checking and savings accounts, credit and debit cards, as well as home, auto, personal, and small business lending. We also provide personalized wealth management and financial planning services through our branch channel.
Selected Financial Information

	Quarter ended			Sep 30, 2026 % Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
Earnings (in millions)
Consumer, Small and Business Banking	$7,579	7,308	7,089	4%	7
Credit Card	1,710	1,614	1,663	6	3
Home Lending	743	762	870	(2)	(15)
Auto	341	320	256	7	33
Personal Lending	283	284	294	—	(4)
Total revenue	10,656	10,288	10,172	4	5
Provision for credit losses	791	945	767	(16)	3
Noninterest expense	6,188	6,286	6,376	(2)	(3)

Net income	$2,755	2,290	2,270	20	21

Average balances (in billions)
Loans	$342.1	337.8	329.1	1	4
Deposits	825.1	828.4	808.9	—	2
Third Quarter 2026 vs. Third Quarter 2025
◦Revenue increased 5%
▪Consumer, Small and Business Banking was up 7% driven by higher deposit balances, wider deposit spreads, as well as higher deposit-related fees, investment advisory fees, and debit card fees on higher volume
▪Credit Card was up 3% reflecting higher net interest income on higher loan balances and higher card fees
▪Home Lending was down 15% due to lower mortgage servicing income and lower net interest income on lower loan balances
▪Auto was up 33% due to higher loan balances and wider loan spreads
◦Noninterest expense decreased 3% driven by lower operating costs and operating losses, as well as the impact of efficiency initiatives, partially offset by higher revenue-related compensation expense and higher occupancy expense

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Commercial Banking provides financial solutions to private, family owned and certain public companies. Products and services include banking and credit products across multiple industry sectors and municipalities, secured lending and lease products, and treasury management.
Selected Financial Information

	Quarter ended			Sep 30, 2026 % Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
Earnings (in millions)
Net interest income	$2,134	2,047	1,949	4%	9
Noninterest income	1,102	1,071	1,092	3	1
Total revenue	3,236	3,118	3,041	4	6
Provision for credit losses	240	131	39	83	515
Noninterest expense	1,400	1,412	1,445	(1)	(3)

Net income	$1,195	1,176	1,162	2	3

Average balances (in billions)
Loans	$240.5	237.1	219.4	1	10
Deposits	198.9	189.5	172.0	5	16
Third Quarter 2026 vs. Third Quarter 2025
◦Revenue increased 6%
▪Net interest income was up 9% due to higher deposit and loan balances
▪Noninterest income was up 1% driven by higher deposit-related fees and higher investment banking and markets fees, partially offset by lower revenue from equity investments
◦Noninterest expense decreased 3% due to lower operating losses and the impact of efficiency initiatives
◦Provision for credit losses increased $201 million largely reflecting an increase in the allowance for loan losses due to loan growth

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Corporate and Investment Banking delivers a suite of capital markets, banking, and financial products and services to corporate, commercial real estate, government and institutional clients globally. Products and services include corporate banking, investment banking, treasury management, commercial real estate lending and capital markets, equity and fixed income solutions, as well as sales, trading, and research capabilities.
Selected Financial Information

	Quarter ended			Sep 30, 2026 % Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
Earnings (in millions)
Banking:
Lending	$692	724	647	(4)%	7
Treasury Management and Payments	683	661	630	3	8
Investment Banking	611	628	554	(3)	10
Total Banking	1,986	2,013	1,831	(1)	8
Commercial Real Estate	1,171	1,197	1,186	(2)	(1)
Markets:
Fixed Income, Currencies, and Commodities (FICC)	1,262	1,536	1,355	(18)	(7)
Equities	543	635	450	(14)	21
Credit Adjustment (CVA/DVA/FVA) and Other	30	35	48	(14)	(38)
Total Markets	1,835	2,206	1,853	(17)	(1)
Other	16	9	9	78	78
Total revenue	5,008	5,425	4,879	(8)	3
Provision for credit losses	(18)	(181)	(107)	90	83
Noninterest expense	2,454	2,497	2,362	(2)	4

Net income	$1,924	2,329	1,966	(17)	(2)

Average balances (in billions)
Loans	$353.4	359.4	295.9	(2)	19
Deposits	248.1	234.8	204.1	6	22
Third Quarter 2026 vs. Third Quarter 2025
◦Revenue increased 3%
▪Banking was up 8% and included higher investment banking revenue driven by higher investment grade Debt Capital Markets, Equity Capital Markets, and M&A advisory fees, partially offset by lower leveraged finance revenue. Growth also reflected increased Treasury Management and Payments revenue on higher deposit balances, as well as higher loan balances
▪Commercial Real Estate was down 1% driven by interest rate impacts, partially offset by higher capital markets fees and higher loan balances
▪Markets was down 1% as stronger performance in equities was more than offset by lower performance across most FICC products
◦Noninterest expense increased 4% driven by higher personnel expense and professional and outside services expense, partially offset by the impact of efficiency initiatives

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Wealth and Investment Management provides personalized wealth management, brokerage, financial planning, lending, trust and fiduciary products and services to affluent, high-net worth and ultra-high-net worth clients. We operate through financial advisors in our brokerage and wealth offices, independent offices, and digitally through WellsTrade® and Intuitive Investor®.
Selected Financial Information

	Quarter ended			Sep 30, 2026 % Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
Earnings (in millions)
Net interest income	$950	919	851	3%	12
Noninterest income	3,154	2,973	2,823	6	12
Total revenue	4,104	3,892	3,674	5	12
Provision for credit losses	16	17	(14)	(6)	214
Noninterest expense	3,286	3,160	3,013	4	9

Net income	$603	537	506	12	19

Total Company-wide client assets (in billions)	2,739	2,691	2,473	2	11

Average balances (in billions)
Loans	$95.4	91.1	82.3	5	16
Deposits	108.7	109.8	99.8	(1)	9
Third Quarter 2026 vs. Third Quarter 2025
◦Revenue increased 12%
▪Net interest income was up 12% driven by higher deposit and loan balances, as well as lower deposit costs
▪Noninterest income was up 12% on higher investment advisory fees driven by an increase in market valuations
◦Noninterest expense increased 9% due to higher revenue-related compensation expense, partially offset by the impact of efficiency initiatives

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Corporate includes corporate treasury and enterprise functions, net of expense allocations, in support of the reportable operating segments (including funds transfer pricing, capital, and liquidity), as well as our investment portfolio and venture capital investments. Corporate also includes results for previously divested businesses.
Selected Financial Information

	Quarter ended			Sep 30, 2026 % Change from
	Sep 30, 2026	Jun 30, 2026	Sep 30, 2025	Jun 30, 2026	Sep 30, 2025
Earnings (in millions)
Net interest income	$(725)	(589)	(273)	(23)%	NM
Noninterest income	115	1,002	449	(89)	(74)
Total revenue	(610)	413	176	NM	NM
Provision for credit losses	—	2	(4)	(100)	100
Noninterest expense	415	306	650	36	(36)

Net income (loss)	$(526)	75	(315)	NM	(67)
NM – Not meaningful
Third Quarter 2026 vs. Third Quarter 2025
◦Revenue decreased driven by lower net interest income due to the impact of lower interest rates on crediting rates to our operating segments, lower results from our venture capital investments, and lower lease income related to the sale of our rail car leasing business.
◦Noninterest expense decreased due to lower severance expense and lower lease expense related to the sale of our rail car leasing business

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Endnotes

Page 1 – Company-wide Financial Summary / Operating Segments and Other Highlights
1.Includes provision for credit losses for loans, debt securities, and other financial assets.
2.Represents our Common Equity Tier 1 (CET1) ratio calculated under the Standardized Approach, which is our binding CET1 framework. See the table on page 26 of the 3Q26 Quarterly Supplement for more information on CET1. CET1 for September 30, 2026, is a preliminary estimate.
3.Return on equity (ROE) represents Wells Fargo net income applicable to common stock divided by average common stockholders’ equity.
4.Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 24-25 of the 3Q26 Quarterly Supplement.

Page 2 – Selected Company-wide Financial Information
1.Includes provision for credit losses for loans, debt securities, and other financial assets.
2.Tangible common equity and return on average tangible common equity (ROTCE) are non-GAAP financial measures. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 24-25 of the 3Q26 Quarterly Supplement.
3.The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

Page 3 – Selected Company-wide Capital and Liquidity Information
1.Tangible common equity is a non-GAAP financial measure. For additional information, including a corresponding reconciliation to GAAP financial measures, see the “Tangible Common Equity” tables on pages 24-25 of the 3Q26 Quarterly Supplement.
2.Represents our CET1 ratio calculated under the Standardized Approach, which is our binding CET1 framework. See the table on page 26 of the 3Q26 Quarterly Supplement for more information on CET1. CET1 for September 30, 2026, is a preliminary estimate.
3.Represents TLAC divided by risk-weighted assets (RWAs), which is our binding TLAC ratio, determined by using the greater of RWAs under the Standardized and Advanced Approaches. TLAC for September 30, 2026, is a preliminary estimate.
4.SLR for September 30, 2026, is a preliminary estimate.
5.Represents average high-quality liquid assets divided by average projected net cash outflows, as each is defined under the LCR rule. LCR for September 30, 2026, is a preliminary estimate.

Conference Call
The Company will host a live conference call on Tuesday, October 13, at 10:00 a.m. ET. You may listen to the call by dialing 1-888-673-9782 (U.S. and Canada) or 312-470-7126 (International/U.S. Toll) and enter passcode: 8320644#. The call will also be available online on our Investor Relations webpage and through this earnings webcast link.

A replay of the conference call will be available from approximately 1:00 p.m. ET on Tuesday, October 13 through
Tuesday, October 27. Please dial 1-800-835-4112 (U.S. and Canada) or 203-369-3829 (International/U.S. Toll) and enter passcode: 9911#. The replay will also be available online on our Investor Relations webpage and through this earnings webcast link.

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Forward-Looking Statements
This document contains forward-looking statements. In addition, we may make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission (SEC), and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company or any of its businesses, including our outlook for future growth; (ii) our expectations regarding noninterest expense and our efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses, our allowance for credit losses, and the economic scenarios considered to develop the allowance; (iv) our expectations regarding net interest income and net interest margin; (v) loan growth or the reduction or mitigation of risk in our loan portfolios; (vi) future capital or liquidity levels, ratios or targets; (vii) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (viii) future common stock dividends, common share repurchases and other uses of capital; (ix) our targeted range for return on assets, return on equity, and return on tangible common equity; (x) expectations regarding our effective income tax rate; (xi) the outcome of contingencies, such as legal actions; (xii) sustainability and governance related goals or commitments; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:
•current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, declines in commercial real estate prices, U.S. fiscal debt, budget and tax matters, geopolitical matters, trade policies, and any slowdown in global economic growth;
•our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;
•current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including rules and regulations relating to bank products and financial services;
•our ability to realize any efficiency ratio or expense target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;
•the effect of the current interest rate environment or changes in interest rates or in the level or composition of our assets or liabilities on our net interest income and net interest margin;
•significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, a reduction in our ability to sell or securitize loans, and declines in asset values and/or recognition of impairment of securities held in our debt securities and equity securities portfolios;
•the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage and wealth management businesses;
•negative effects from instances where customers may have experienced financial harm, including on our legal, operational and compliance costs, our ability to engage in certain business activities or offer certain products or services, our ability to keep and attract customers, our ability to attract and retain qualified employees, and our reputation;
•regulatory matters, including the failure to resolve outstanding matters on a timely basis and the potential impact of new matters, litigation, or other legal actions, which may result in, among other things, additional costs, fines, penalties, restrictions on our business activities, reputational harm, or other adverse consequences;
•a failure in or breach of our operational or security systems or infrastructure, or those of our third-party vendors or other service providers, including as a result of cyberattacks;
•the effect of technological changes, including artificial intelligence and digital assets, on us, our customers, or our competitive landscape;
•the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

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•fiscal and monetary policies of the Federal Reserve Board;
•changes to tax laws, regulations, and guidance as well as the effect of discrete items on our effective income tax rate;
•our ability to develop and execute effective business plans and strategies; and
•the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, the impact to our balance sheet of expected customer activity, our capital requirements and long-term targeted capital structure, the results of supervisory stress tests, market conditions (including the trading price of our stock), regulatory and legal considerations, including regulatory requirements under the Federal Reserve Board’s capital plan rule, and other factors deemed relevant by the Company, and may be subject to regulatory approval or conditions.
For additional information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the SEC, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the SEC and available on its website at www.sec.gov1.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Forward-looking Non-GAAP Financial Measures. From time to time we may provide forward-looking non-GAAP financial measures, such as forward-looking estimates or targets for return on average tangible common equity or for net interest income excluding Markets. We are unable to provide a reconciliation of forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures because we are unable to provide, without unreasonable effort, a meaningful or accurate calculation or estimation of amounts that would be necessary for the reconciliation due to the complexity and inherent difficulty in forecasting and quantifying future amounts or when they may occur. Such unavailable information could be significant to future results.
1 We do not control this website. Wells Fargo has provided this link for your convenience, but does not endorse and is not responsible for the content, links, privacy policy, or security policy of this website.

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About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a leading financial services company that has approximately $2.3 trillion in assets. We provide a diversified set of banking, investment and mortgage products and services, as well as consumer and commercial finance, through our four reportable operating segments: Consumer Banking and Lending, Commercial Banking, Corporate and Investment Banking, and Wealth & Investment Management. Wells Fargo ranked No. 38 on Fortune’s 2026 rankings of America’s largest corporations.

Contact Information
Media
Beth Richek, 980-308-1568
beth.richek@wellsfargo.com
or
Investor Relations
John M. Campbell, 415-396-0523
john.m.campbell@wellsfargo.com

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